UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2003

PASW, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	333-75137	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9453 Alcosta Boulevard, San Ramon, CA 94583

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 828-0934

Item 4. Changes in Registrant’s Certifying Accountants

Previous Independent Auditors:

PASW, Inc. ( "We", "Us", "Our" or the "Company") has used the services of Merdinger, Fruchter, Rosen & Co. ("MFRC") since 1996. In January 2003 the Company was informed by MRFC that it was exiting the business of auditing publicly traded companies.

MRFC reports on our financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Our Board of Directors approved the change in accountants.

For the two most recent fiscal years and any subsequent interim period through MRFC’s exit in January 2003, there has been no disagreement between us and MFRC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MFRC would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

During the two most recent fiscal years and any subsequent interim period through MFRC’s exit in January 2003, we have not been advised of any matters described in Regulation S-B, Item 304(a)(I)(B).

New Independent Auditors:

We engaged Skeehan & Company, 180 South Lake Avenue, Seventh Floor, Pasadena, CA 91101 ("Skeehan"), as our new independent accountants as of February 27, 2003. Prior to such date, we did not consult with Skeehan regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Skeehan, or (iii) any other matter that was the subject of a disagreement between us and our former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Item 7. Financial Statements and Exhibits
  Not applicable
  Not applicable
  Letter from Merdinger, Fruchter, Rosen & Co.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

PASW, INC.

By: /s/ William E. Sliney

William E. Sliney

President, Chief Financial Officer and Director